EXHIBIT 5.1

October 26, 2010

Document Security Systems, Inc.
28 Main Street East, Suite 1525
Rochester, New York 14614

Re:	Document Security Systems, Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Document Security Systems, Inc., a New York corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”) an aggregate of 938,036 shares of its common stock, $0.02 par value per share (the “Common Stock”) held by certain selling stockholders, which may be sold by the selling stockholders as described in the Registration Statement from time to time.

In connection with this opinion, we have examined the Company’s Certificate of Incorporation, as amended, the Company’s By-laws, as amended, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.  We have also reviewed the state statutes of the state of New York and its constitution.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that with respect to the Common Stock to be offered by the selling stockholders, such Common Stock has been authorized, validly issued, fully paid and non assessable at the time of issuance to the selling stockholders and will be authorized, validly issued, fully paid and non assessable at the time of sale by the selling stockholders.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Our opinion is limited to the General Business Law of the State of New York (including the applicable provisions of the New York Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction. We are licensed to practice law solely in the state of Colorado.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Commission.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Law Offices of Gary A. Agron, Esq
Law Offices of Gary A. Agron, Esq